KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                            NEW YORK, NY 10022 - 3852

                                                                           PARIS
TEL  (212) 715-9100                                       47, AVENUE HOCHE 75008
FAX  (212) 715-8000                                      TEL  (33-1) 44 09 46 00
                                                         FAX  (33-1) 44 09 46 01

                                October 25, 2004



E.I.I.  Realty Securities Trust
717 Fifth Avenue, 10th Floor
New York, New York 10022

                  Re:      E.I.I. Realty Securities Trust
                           File No. 333-45959
                           ---------------------------------

Gentlemen:

         We hereby consent to the reference to our firm as counsel in this Post-Effective Amendment No. 8 to the Registration Statement No. 333-45959 on Form N-1A.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP








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